Exhibit (23)
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statement (No. 333-211639) on Form S-8 of our report dated June 18, 2024, with respect to the financial statements of the Wells Fargo & Company 401(k) Plan.

/s/ KPMG LLP

Cleveland, Ohio
June 18, 2024